Exhibit 99.1

InnerWorkings, Inc. Announces Third Quarter 2006 Results

Company’s innovative business model delivers 78% top-line growth

Chicago, IL, November 7, 2006 – InnerWorkings, Inc. (Nasdaq: INWK), a leading provider of print procurement solutions to corporate clients in the United States, today reported record third quarter fiscal year 2006, ended September 30, 2006.

Highlights:

•	Revenue grew to a record of $41.8 million, an increase of over 78 percent versus the fiscal 2005 third quarter.

•	Income from operations increased 128 percent year over year.

•	Growth strategy execution through the addition of 23 account executives and five new enterprise clients during the three months ended September 30, 2006.

•	Full year 2006 revenue and net income guidance to the ranges of $145 million to $147 million and $7.6 million to $7.8 million, respectively.

Revenue for the quarter was $41.8 million, an increase of 78 percent compared to revenue of $23.5 million in the prior year quarter. For the 2006 third quarter, income from operations was $3.6 million, an increase of 128 percent from $1.6 million during the same quarter of 2005. Income from operations was 8.7 percent of revenue during the current year quarter, up from 6.8 percent during the same quarter of the prior year.

“We are pleased to deliver record results in our first quarter as a public company,” commented Steve Zuccarini, Chief Executive Officer of InnerWorkings. “Our strong performance reaffirms the value we deliver to our customers, our innovative business model and opportunities to drive continued revenue growth.”

For the three months ended September 30, 2006, net income was $2.4 million, an increase of 48 percent from $1.6 million during the third quarter of 2005. Year over year comparisons were impacted by the effect of corporate income taxes, which were not part of the Company’s 2005 results due to its structure as a limited liability company. During the three months ended September 30, 2006, income before taxes increased by 144 percent from the same quarter of the prior year. For the third quarter, fully diluted EPS was $.05.

InnerWorkings Inc. Announces Third Quarter 2006 Results

“Our performance during the quarter shows our commitment to profitable growth and highlights the operational and financial efficiency of our business model,” stated Nick Galassi, Chief Financial Officer of InnerWorkings. “We were able to increase revenues without ratably increasing our operating costs, which produced record earnings for the quarter.”

Additional third quarter fiscal year 2006 financial and operational highlights include the following:

•	75 percent of the Company’s revenue was generated from sales to enterprise, or contract, clients, with the remaining 25 percent coming from transactional clients.

•	The Company completed an initial public offering in August 2006, raising $46.8 million net of underwriter fees and preferred dividend payments.

•	The Company had $44.3 million of cash, cash equivalents and marketable securities as of September 30, 2006.

•	The Company’s balance sheet contains no debt as of the period ended September 30, 2006.

•	The Company added 23 sales executives during the fiscal 2006 third quarter, bringing the quarter-end total to 114.

•	The Company signed five new enterprise clients during the three months ended September 30, 2006, resulting in a quarter-end total of 86 enterprise accounts.

•	The Company acquired CoreVision Group, a provider of print management services, in September 2006. CoreVision added 15 sales executives during the quarter in Michigan, Missouri and Illinois.

Outlook

The Company anticipates revenue for fiscal year 2006 in the range of $145 million to $147 million with resulting net income and fully-diluted earnings per share in the ranges of $7.6 million to $7.8 million and $0.17 to $0.18, respectively. The Company’s diluted earnings per share reflect the new capital structure as of its IPO.

“We continue to see the strength of our business model as we expand our base of enterprise and transactional clients and make selective acquisitions,” Zuccarini concluded. “Our proprietary technology and database, deep domain knowledge, and long standing supplier relationships create a differentiated solution that positions us as a long-term value-added partner for our clients in managing their print procurement needs.”

InnerWorkings Inc. Announces Third Quarter 2006 Results

Conference Call

A conference call will be broadcast live on Wednesday, November 8, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern). Interested parties are invited to listen to the live webcast by visiting the Investor section of InnerWorkings’ website at www.iwprint.com. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings, Inc.

Chicago-based InnerWorkings, Inc. is a leading provider of print procurement solutions to corporate clients in the United States. InnerWorkings creates a competitive bid process to procure, purchase and deliver printed products as part of a comprehensive outsourced enterprise solution and in individual transactions. InnerWorkings procures printed products for clients across a wide range of industries, such as advertising, consumer products, publishing and retail. For more information on InnerWorkings, visit: www.iwprint.com.

Forward-Looking Statements

This release contains statements relating to projections or future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any projections or future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the prospectus we recently filed with the SEC.

FOR FURTHER INFORMATION:

InnerWorkings, Inc.

Mark Desky, 312-604-5470

mdesky@iwprint.com

Tables Follow

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InnerWorkings Inc. Announces Third Quarter 2006 Results

InnerWorkings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
Revenue	$23,467,034	$41,784,814	$54,625,921	$99,361,724
Cost of goods sold	18,669,715	32,239,588	43,359,033	78,227,822

Gross profit	4,797,319	9,545,226	11,266,888	21,133,902

Operating expenses:
Selling, general, and administrative expenses	3,096,873	5,665,111	7,711,180	12,770,496
Depreciation and amortization	105,190	240,123	255,547	574,016

Income from operations	1,595,256	3,639,992	3,300,161	7,789,390

Other income (expense):
Interest income	18,829	314,897	54,035	492,231
Interest expense	(7,678)	(64,050)	(72,188)	(148,539)
Minority interest	—	—	58,244	—
Other, net	(2,396)	(2,394)	(7,186)	(4,784)

Total other income (expense)	8,755	248,453	32,905	338,908

Income before taxes	1,604,011	3,888,445	3,333,066	8,128,298
Income tax expense	—	(1,521,225)	—	(3,215,327)

Net income	1,604,011	2,367,220	3,333,066	4,912,971
Dividends on preferred shares	(170,625)	(293,740)	(583,789)	(1,408,740)

Net income applicable to common shareholders	$1,433,386	$2,073,480	$2,749,277	$3,504,231

Basic earnings per share	$0.04	$0.06	$0.09	$0.13
Diluted earnings per share	$0.04	$0.05	$0.09	$0.13

InnerWorkings, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2005	September 30, 2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,962,740	$34,283,536
Marketable securities	—	9,969,356
Accounts receivable, net of allowance for doubtful accounts of $173,839 in 2005 and $285,302 in 2006	14,520,055	29,535,931
Unbilled revenue	1,974,920	6,530,966
Prepaid expenses	2,612,752	5,332,651
Advances to related parties	124,534	—
Deferred income taxes	—	729,709
Other current assets	1,486,407	824,359

Total current assets	23,681,408	87,206,508

Property and equipment, net	1,538,794	2,399,395

Intangibles and other assets:
Goodwill	352,954	5,128,981
Intangible assets, net of accumulated amortization of $236,711 in 2005 and $429,550 in 2006	930,774	3,443,935
Deposits	12,176	76,505
Investment	125,000	125,000
Deferred income taxes	—	5,699,740
Other assets	43,559	36,373

	1,464,463	14,510,534

Total assets	$26,684,665	$104,116,437

Liabilities and stockholders’ deficit/members’ equity
Current liabilities:
Accounts payable – trade	$13,488,237	$19,092,994
Due to seller	—	1,070,000
Distribution payable	2,987,000	—
Outstanding line of credit	2,923,511	—
Current maturities of capital lease obligations	109,185	74,094
Customer deposits	284,407	1,432,188
Other liabilities	51,697	41,504
Deferred revenue	—	489,247
Accrued expenses	297,310	3,144,563

Total current liabilities	20,141,347	25,344,590
Capital lease obligations, less current maturities	283,645	238,424
Commitments and contingencies	—	—

Total liabilities	20,424,992	25,583,014

Class D, convertible redeemable preferred shares, $3.125 par value, 1,600,000 shares authorized, 1,600,000 shares issued and outstanding in 2005; liquidation preference of $5,000,000	5,007,525	—

Stockholders’ deficit/members’ equity:
Class B, convertible preferred shares, $.80 par value, 937,500 shares authorized, 937,500 shares issued and outstanding in 2005; liquidation preference of $1,500,000	770,625	—
Class A, common shares, $0 par value, 60,000,000 shares authorized, 31,926,375 shares issued and outstanding in 2005	2,635,091	—
Common Stock, par value $0.00001 per share, no shares authorized, no shares issued and outstanding; 200,000,000 shares authorized, 44,014,319 shares issued and outstanding		115,344,105
Member receivable	(188,469)	—
Additional paid-in capital	46,500	5,322,591
Treasury stock at cost	—	(40,000,000)
Unrealized loss on marketable securities	—	(30,644)
Retained earnings (deficit)	(2,011,599)	(2,102,629)

Total stockholders’ deficit/members’ equity	1,252,148	78,533,423

Total liabilities and stockholders’ deficit/members’ equity	$26,684,665	$104,116,437

InnerWorkings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2005	2006
Cash flows from operating activities
Net income	$3,333,066	$4,912,971
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interest	(58,244)	—
Deferred income taxes	—	174,629
Depreciation and amortization	255,547	575,531
Noncash stock compensation expense	87,500	311,230
Bad debt provision	27,939	111,463
Deferred financing expense	7,186	7,186
Change in assets:
Accounts receivable	(1,203,213)	(10,711,332)
Unbilled revenue	(1,270,838)	(3,618,186)
Prepaid expenses and other	(3,469,345)	(316,651)
Change in liabilities:
Accounts payable	4,855,418	557,487
Customer deposits	597,568	(3,175,288)
Accrued expenses and other	42,893	3,252,725

Net cash provided by (used in) operating activities	3,205,477	(7,918,235)

Cash flows from investing activities
Purchases of property and equipment	(706,964)	(980,300)
Purchase of marketable securities	(762,220)	(10,000,000)
Investment in Echo	(125,000)	—
Purchase of Graphography	—	(2,975,929)
Purchase of CoreVision	(37,500)	(10,000)

Net cash used in investing activities	(1,631,684)	(13,966,229)
Cash flows from financing activities
Net repayments of note payable, bank	(678,154)	(4,796,414)
Collection of member receivable	—	188,469
Principal payments on capital lease obligations	(40,079)	(80,312)
Tax benefit of stock options exercised	—	370,213
Advances to related parties	(188,038)	124,534
Payments of distributions	(1,399,853)	(3,107,634)
Payment of dividends on preferred shares	(821,642)	(1,646,136)
Preference payments on preferred shares	—	(5,500,000)
Issuance of shares	2,160,000	110,294,066
Payment of issuance costs	—	(2,641,526)
Payments for share repurchase	—	(40,000,000)

Net cash provided by (used in) financing activities	(967,766)	53,205,260

Increase in cash and cash equivalents	606,027	31,320,796
Cash and cash equivalents, beginning of period	1,475,791	2,962,740

Cash and cash equivalents, end of period	$2,081,818	$34,283,536

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$55,435	$86,125

Non-cash investing activity
Settlement of advances to related parties as part of Insight acquisition	$313,438	$—
Issuance of options in connection with Insight acquisition	46,500	—
Due to seller in connection with CoreVision acquisition		1,070,000
Non-cash financing activity
Unrealized loss on available for sale investments	$—	$30,644